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                                                                 Exhibit 23

                       INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-32805, 33-32970, and 333-42769 of Zila, Inc. on Form S-8 and in Registration Statement Nos. 33-46239, 333-06019, 333-00645 and 333-31651 of Zila, Inc. on
Form S-3 of our report dated December 19, 1997 relating to the Statements of North American Direct Revenues and Direct Expenses of The Peridex Brand of The Procter & Gamble Company, appearing in this Form 8-K/A of Zila, Inc.



/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Cincinnati, Ohio

January 14, 1998